UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2015

Diadexus, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	0-26483	94-3236309
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

349 Oyster Point Boulevard, South San Francisco, California		94080
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (650) 246-6400

diaDexus, Inc.

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On June 30, 2015, diaDexus, Inc. (the “Company”) filed a Certificate of Amendment of the Amended and Restated Certificate of Incorporation of diaDexus, Inc. (the “Amendment”) to change its name to “Diadexus, Inc.” and effect a one-for-fifteen reverse stock split of its outstanding common stock, effective as of 5:00 p.m. Eastern time on June 30, 2015. The name change was effected in accordance with the provisions of the Company’s organizational documents and the corporate laws of the State of Delaware. A series of alternate amendments to effect a reverse stock split were approved by the Company’s stockholders at its Annual Meeting of Stockholders held on June 9, 2015, and the specific one-for-fifteen ratio was subsequently approved by the Company’s Board of Directors on June 15, 2015.

The Amendment provides that at the effective time of the reverse stock split, every fifteen shares of the Company’s issued and outstanding common stock will be automatically converted into one issued and outstanding share of common stock, without any change in par value per share. The reverse stock split will affect all shares of the Company’s common stock outstanding immediately prior to the effective time of the reverse stock split, as well as the number of shares of common stock available for issuance under the Company’s equity incentive plans. In addition, the reverse stock split will effect a reduction in the number of shares of common stock issuable upon the conversion of shares of preferred stock or upon the exercise of stock options or warrants outstanding immediately prior to the effectiveness of the reverse stock split. No fractional shares will be issued as a result of the reverse stock split. Stockholders who would otherwise be entitled to receive a fractional share will receive a cash payment in lieu thereof. In addition, the Amendment correspondingly reduced the number of authorized shares of common stock to 50 million.

The Company’s common stock began trading on the OTC Bulletin Board on a split-adjusted basis when the market opened on Wednesday, July 1, 2015. The new CUSIP number for the Company’s common stock following the reverse stock split is 25245P205.

The foregoing description is qualified in its entirety by the Amendment, which is attached as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
3.1	Certificate of Amendment of the Amended and Restated Certificate of Incorporation of Diadexus, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Diadexus, Inc.
(Registrant)

Date: July 1, 2015	By:	/s/ Leone D. Patterson
Leone D. Patterson
Vice President, Finance and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
3.1	Certificate of Amendment of the Amended and Restated Certificate of Incorporation of Diadexus, Inc.